Exhibit 3

Joinder Agreement to Exchange and Support Agreement

This Joinder Agreement (“Joinder Agreement”) is executed on February 22, 2018, by the undersigned (the “Transferee”) pursuant to the terms of that certain Exchange and Support Agreement, dated December 21, 2017 (the “Agreement”), by and among Estre Ambiental, Inc. (f/k/a Boulevard Acquisition Corp II Cayman Holding Company), a Cayman Island exempted company limited by shares (the “Company”), Estre USA Inc. (f/k/a Boulevard Acquisition Corp. II), a Delaware corporation (“Boulevard”), Exchanging Shareholders (as defined in the Agreement), as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Joinder Agreement, the Transferee agrees as follows:

1.                                      Acknowledgment. Transferee acknowledges that Transferee is acquiring shares of Boulevard Class B Common Stock as a Permitted Transferee of such shares from a party in such party’s capacity as an Exchanging Shareholder under the Agreement, and after such transfer, Transferee shall be considered an “Exchanging Shareholder” for all purposes under the Agreement.

2.                                      Agreement. Transferee hereby (a) agrees that the shares of Boulevard Class B Common Stock shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the Transferee were originally a party thereto.

3.                                      Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address or facsimile number listed below Transferee’s signature below.

[Signature Page Follows]

TRANSFEREE:		ACCEPTED AND AGREED:

Print Name:	Sonia Gardner	ESTRE AMBIENTAL, INC.

By:	/s/ Sonia Gardner	By:	/s/ Fabio D’Ávila Carvalho
Fabio D’Ávila Carvalho
Chief Financial Officer

ESTRE USA, INC.

		By:	/s/ Fabio D’Ávila Carvalho
Fabio D’Ávila Carvalho
Chief Financial Officer

[Signature Page to Joinder Agreement to Exchange and Support Agreement]